                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            JPMorgan Chase Bank, N.A.
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                         at the close of business March
                    31, 2005, in accordance with a call made
                       by the Federal Reserve Bank of this
                     District pursuant to the provisions of
                            the Federal Reserve Act.

                                                                  DOLLAR AMOUNTS
                     ASSETS                                        IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin .............................................   $ 36,236
     Interest-bearing balances .....................................     24,384
Securities:
Held to maturity securities.........................................        101
Available for sale securities.......................................     60,180
Federal funds sold and securities purchased under
     agreements to resell ..........................................
     Federal funds sold in domestic offices                              39,536
     Securities purchased under agreements to resell................    133,265
Loans and lease financing receivables:
     Loans and leases held for sale.................................     21,045
     Loans and leases, net of unearned income    $341,550
     Less: Allowance for loan and lease losses      5,313
     Loans and leases, net of unearned income and
     allowance .....................................................    339,000
Trading Assets .....................................................    236,590
Premises and fixed assets (including capitalized leases)............      8,425
Other real estate owned ............................................        142
Investments in unconsolidated subsidiaries and
     associated companies...........................................        840
Customers' liability to this bank on acceptances
     outstanding ...................................................        592
Intangible assets
     Goodwill.......................................................     23,365
     Other Intangible assets........................................     10,259
Other assets .......................................................     49,089
TOTAL ASSETS .......................................................   $983,049
                                                                     ==========

                                  LIABILITIES
Deposits
     In domestic offices ...........................................   $378,772
     Noninterest-bearing .......................$134,412
     Interest-bearing .......................... 244,360
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ........................................    155,364
     Noninterest-bearing........................ $ 6,701
     Interest-bearing .......................... 148,663

Federal funds purchased and securities sold under agree- ments to repurchase:
     Federal funds purchased in domestic offices....................      8,918
     Securities sold under agreements to repurchase.................     84,208
Trading liabilities ................................................    138,428
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases)......................     78,207
Bank's liability on acceptances executed and outstanding............        592
Subordinated notes and debentures ..................................     17,511
Other liabilities ..................................................     38,035
TOTAL LIABILITIES ..................................................    900,035
Minority Interest in consolidated subsidiaries .....................      1,424

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus.......................          0
Common stock .......................................................      1,785
Surplus (exclude all surplus related to preferred stock)............     58,591
Retained earnings...................................................     21,936
Accumulated other comprehensive income..............................      (722)
Other equity capital components.....................................          0
TOTAL EQUITY CAPITAL ...............................................     81,590
                                                                         ------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL               $983,049
                                                                      =========
I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of
Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WILLIAM B. HARRISON, JR.)
                                    JAMES DIMON             ) DIRECTORS
                                    MICHAEL J. CAVANAGH     )